EXHIBIT 32

Certification of Chief Executive Officer and Principal Financial Officer

Certification of Periodic Financial Report

Carl B. Webb and Mike L. Wilhelms hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Triad Financial Corporation.

2. The Form 10-K of Triad Financial Corporation for the Year Ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Triad Financial Corporation.

Dated: March 28, 2007	/s/ Carl B. Webb Carl B. Webb, President and Chief Executive Officer

Dated: March 28, 2007	/s/ Mike L. Wilhelms Mike L. Wilhelms Senior Vice President and Chief Financial Officer